Exhibit 4.5

[RESTRICTED SECURITIES LEGEND:] [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF CONAGRA FOODS, INC. (THE “COMPANY”) THAT NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF OR (Y) AT ANY TIME BY ANY TRANSFEROR THAT WAS AN AFFILIATE OF THE COMPANY DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH OFFER, RESALE, PLEDGE OR OTHER TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE, TO WHOM NOTICE IS GIVEN THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR (WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) or (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE), (5) TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (6) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, INCLUDING THAT PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.]

[GLOBAL NOTE LEGEND:] [This Note is a Registered Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company (the “Depositary” or “DTC”) or a nominee of the Depositary. Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this Note may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee or the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Unless this Note is presented by an authorized representative of the Depositary or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

CONAGRA FOODS, INC.

No.	5.819% Senior Note due 2017	$[•]

CUSIP NUMBER: [            ]

ConAgra Foods, Inc., a Delaware corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to) for value received hereby promises to pay to Cede & Co.

or registered assigns, the principal sum of [•] Dollars ($[•]) [Insert in Global Notes – or such other principal sum as shall be set forth in the Schedule of Exchanges of Interests in this Global Note attached hereto]

on June 15, 2017, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon, semi-annually on June 15 and December 15 in each year, commencing June 15, 2007, on said principal amount at the rate per annum specified in the title of this Note, from the June 15 or the December 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid on this Note or duly provided for, in which case from December 21, 2006 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after June 1 or December 1, as the case may be, and before the following June 15 or December 15, this Note shall bear interest from such June 15 or December 15; provided, that if the Company shall default in the payment of interest due on such June 15 or December 15, then this Note shall bear interest from the next preceding June 15 or December 15, to which interest has been paid or duly provided for or, if no interest has been paid on this Note or duly provided for, from December 21, 2006. The interest, so payable on any June 15 or December 15 will, subject to certain exceptions provided in the Indenture referred to herein, be paid to the Person in whose name this Note is registered at the close of business on the June 1 or December 1, as the case may be (whether or not a Business Day), next preceding such June 15 or December 15. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. At the option of the Company, interest may be paid by check to the Person entitled thereto at his last address as it appears on the registry books, and principal may be paid by check to the registered holder hereof or other Person entitled thereto against surrender of this Note.

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, which series is as of the date of original issuance of this Note limited in the aggregate principal amount to up to $499,999,000, all such Securities issued or to be issued under and pursuant to an Indenture dated as of October 8, 1990, as supplemented, (hereinafter referred to as the “Indenture”), between the Company and The Bank of New York (as successor to The Chase Manhattan Bank (National Association)), as the trustee (hereinafter referred to as the “Trustee” which term shall also include any successor or co-trustee under the Indenture), to which

Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of Global Notes (each a “Global Note”) which represent all of the Company’s 5.819% Senior Notes due 2017 (the “Notes”). Provided the Company complies with the requirements of Section 2.4 of the Indenture, the Company may, without the consent of the Holders of the Notes, create and issue additional Notes ranking equally with the Notes and otherwise similar in all respects so that such further Notes would be consolidated and form a single series of Securities.

The Notes will be redeemable at the option of the Company, in whole or in part at any time (each, a “Redemption Date”), at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) the sum, as determined by the Independent Investment Banker, of the present values of the principal amount and the remaining scheduled payments of interest on the Notes to be redeemed (exclusive of interest accrued to such Redemption Date), discounted from the scheduled payment dates to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points plus, in each case, accrued but unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on an interest payment date falling on or prior to the relevant Redemption Date will be payable to the holders of such Notes registered as such at the close of business on the relevant record date according to their terms and the provisions of the Indenture. Notwithstanding Section 12.2 of the Indenture, the notice of such redemption need not set forth the redemption price but only the manner of calculation thereof. The Company shall give the Trustee notice of the redemption price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations so received.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, BNP Paribas Securities Corp., Citigroup Global

2

Markets Inc. and J.P. Morgan Securities Inc. and their respective successors and any other primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) selected by the Company in addition to, or in substitution for, any of such firms; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such Redemption Date assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Indenture contains provisions for defeasance and discharge at the Company’s option of the entire principal of all the Securities of any series upon compliance by the Company with certain conditions set forth therein.

If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing; the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or elimination of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, of all series to be affected thereby, voting as one class. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding with respect to which an Event of Default shall have occurred and be continuing voting as a single class may on behalf of the Holders of all the Securities of such series waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or interest on any of the Securities. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Global Note at the times, place and rate, and in the coin or currency, herein prescribed.

3

This Note is a Global Note registered in the name of Cede & Co., as nominee of the Depositary. Beneficial interests in this Note will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and the participants of the Depositary. Except as described below, Notes in certificated form will not be issued in exchange for this Global Note.

If the Depositary for the Notes represented by this Global Note is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within ninety days or an Event of Default has occurred and is continuing with respect to the Notes, the Company will issue such Notes in definitive form in exchange for this Global Note. In addition, the Company may at any time and in its sole discretion, but subject to the procedures of the Depositary, determine not to have the Notes represented by one or more Global Notes and, in such event, will issue Notes in definitive form in exchange for the Global Note or Notes representing the Notes.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any multiple of $1,000.

Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

The Company, the Trustee and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided, subject to the record date provisions of this Note, and for all other purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing thereon and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

[Do not include in Exchange Notes – In addition to the rights provided to Holders of Notes under the Indenture, Holders of the Notes will have all the rights (including rights to receive additional interest) set forth in the Registration Rights Agreement, dated as of December 21, 2006, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc. and J.P. Morgan Securities, Inc.]

4

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, nor be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within mentioned Indenture.

The Bank of New York, as Trustee	CONAGRA FOODS, INC.

By:	By:
Authorized Signatory	Name:	Scott E. Messel
	Title:	Senior Vice President,
Treasurer and Assistant
Corporate Secretary

(SEAL)

Attest

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

In connection with the assignment of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1	☐	acquired for the undersigned’s own account, without transfer; or

2	☐	transferred to the Company; or

3	☐	transferred pursuant to and in compliance with Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”); or

4	☐	transferred pursuant to an effective registration statement under the Securities Act; or

5	☐	transferred pursuance to and in compliance with Regulation S promulgated under the Securities Act; or

6	☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act) that, prior to such transfer, furnished the Trustee with a signed letter containing certain representations and agreements relating to the transfer; or

7	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144A promulgated under the Securities Act.

Dated:	Signature:

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A promulgated under the Securities Act and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	Signature:

[SCHEDULE OF EXCHANGES OF INTERESTS IN THIS GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Note in definitive form, or exchanges of a part of another Global Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian]*

*	Insert in Global Notes only